EXHIBIT 21

Entity Name	Place of Incorporation
Tyson Foods, Inc.	Delaware (1986)
Subsidiaries 100% owned unless otherwise noted
WBA Analytical Laboratories, Inc. (formerly known as FPPCI Acquisition, Inc.)	Delaware (2008)
Global Employment Services, Inc.	Delaware (1993)
National Comp Care Inc.	Delaware (1995)
Oaklawn Capital Corporation	Delaware (1995)
The Pork Group, Inc.	Delaware (1998)
TyNet Corporation	Delaware (1995)
Tyson Breeders, Inc.	Delaware (1971)
Tyson International Company, Ltd.	Bermuda (1993)
Tyson Mexican Original, Inc.	Delaware (1998)
Tyson Pet Products, Inc.	Delaware (2005)
Tyson Poultry, Inc.	Delaware (1998)
Tyson Receivables Corporation	Delaware (2001)
Tyson Sales and Distribution, Inc.	Delaware (1998)
Tyson Shared Services, Inc.	Delaware (1998)
Tyson (Shanghai) Enterprise Management Consulting Co., Ltd	China (2011)

Tyson Chicken, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1997)
Hudson Midwest Foods, Inc.	Nebraska (1996)

Tyson Farms, Inc. (Subsidiary of Tyson Foods, Inc.)	North Carolina (1968)
Central Industries, Inc.	Mississippi (1964)

Tyson Fresh Meats, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (2000)
Tyson Processing Services, Inc.	Delaware (1997)
The IBP Foods Co.	Delaware (1999)
Tyson Hog Markets, Inc.	Delaware (1972)
IBP Caribbean, Inc.	Cayman Islands (1997)
IBP Redevelopment Corporation	Missouri (2000)
Tyson Service Center Corp.	Delaware (1979)
Tyson of Wisconsin, LLC	Delaware (1989)
Madison Foods, Inc.	Delaware (1998)
PBX, inc.	Delaware (1974)
Rural Energy Systems, Inc.	Delaware (1984)
Texas Transfer, Inc.	Texas (1987)

Tyson International Service Center, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Delaware (1973)
Tyson International Service Center, Inc. Asia	Delaware (1985)
Tyson International Service Center, Inc. Europe	Delaware (1985)

IBP Foodservice, L.L.C. (78% owned by Tyson Fresh Meats, Inc.; 22% owned by IBP Caribbean, Inc.)	Delaware (1997)

Foodbrands America, Inc. (Subsidiary of IBP Foodservice, LLC)	Delaware (1994)
The Bruss Company	Illinois (1956)
CBFA Management Corp.	Delaware (1998)
Foodbrands Supply Chain Services, Inc.	Delaware (1992)
Wilton Foods, Inc.	New York (1964)
Zemco Industries, Inc.	Delaware (1969)

Tyson Deli, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Tyson Prepared Foods, Inc.	Delaware (2003)

Tyson Refrigerated Processed Meats, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Carolina Brand Foods, LLC	North Carolina (2000)

DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (1998)
DFG Foods, LLC	Oklahoma (1998)

New Canada Holdings, Inc. (87.52% owned by Tyson Fresh Meats, Inc.; 12.48% owned by Cobb-Vantress, Inc.)	Delaware (2007)
Tyson China Holding 3 Limited	Hong Kong (2009)
Haimen Tyson Poultry Development Co., Ltd.	China (2008)
Jiangsu Tyson Foods Co., Ltd.	China (2008)

Tyson International Holding Company (Subsidiary of New Canada Holdings, Inc.)	Delaware (1994)
Oaklawn Sales Ltd.	British Virgin Islands (1995)
Tyson India Holdings, Ltd.	Republic of Mauritus (2008)
Tyson China Holding 2 Limited	Hong Kong (2009)

Tyson China Holding Limited (Subsidiary of Tyson International Holding Company)	Hong Kong (2008)
Changyi Tyson Xinchang Foods Co., Ltd.	China (1995)
Changyi Tyson Xinchang Poultry Co., Ltd.	China (2005)
Changyi Tyson Xinsheng Foods Co., Ltd.	China (2000)
Rizhao Tyson Xinchang Poultry Company, Ltd.	China (2009)
Shandong Tyson Xinchang Foods Company, Ltd.	China (2009)
Shandong Tyson Yuansheng Duck Co., Ltd.	China (2004)
Shandong Tyson Shengde Foods Co., Ltd.	China (2002)
Weifang Tyson Xinchang Feed Co., Ltd.	China (1998)

Tyson International Holding Sárl (Subsidiary of New Canada Holdings, Inc.)	Luxembourg (2003)

Tyson Global Holding Sárl (Subsidiary of Tyson International Holdings Sárl)	Luxembourg (2009)
Tyson Delaware Holdings, LLC	Delaware (2003)
Tyson Americas Holding Sárl	Luxembourg (2009)

Tyson International Holding S.C.A. (.1% owned by Tyson Americas Holdings Sárl; 99.9% owned by Tyson Global Holding Sárl)	Luxembourg (2003)
Cobb-Vantress Brasil Ltda.	Brazil (1995)
Hybro Genetics Brasil Ltda.	Brazil (2005)
Tyson Do Brasil Alimentos Ltda.	Brazil (1975)
Tyson Brasil Agroindustrial Exportadora I LTDA	Brazil (2008)
Tyson Brasil Agroindustrial Exportadora II LTDA	Brazil (2008)
Tyson Brasil Agroindustiral Exportadora III LTDA	Brazil (2008)

IBP Finance Company of Canada (Subsidiary of Tyson Americas Holding Sárl)	Nova Scotia, Canada (1997)

Alberta Farm Industries ULC (Subsidiary of IBP Finance Company of Canada)	Alberta, Canada (1994)
Tyson Canada Finance LP	New Brunswick, Canada (2003)
Provemex Holdings, LLC	Delaware (2005)
1385606 Alberta ULC	Alberta, Canada (2008)
Alberta Feeders Partnership	Alberta, Canada (2001)

Cobb Europe B.V. (Subsidiary of Alberta Farm Industries ULC)	The Netherlands (1994)
Cobb Vantress B.V.	The Netherlands (1994)
Hybro B.V.	The Netherlands (1959)
Avex S.A.	Peru (2006)
Fortune G-P Farms Limited	Sri Lanka (2004)

Cobb Europe Limited (Subsidiary of Alberta Farm Industries ULC)	England and Whales (1974)
Cobb France Eurl	France (1990)
Cobb Poland B.V. Sp. Z o.o	Poland (1996)

JOINT VENTURES/PARTNERSHIPS
Carneco Foods, LLC	Oklahoma (2000)
Cobb Ana Damizlik Tavukculuk Sanayi Ve Ticaret Limited Sirketi	Turkey (2012)
Dorada Poultry LLC	Oklahoma (2010)
Dynamic Fuels, LLC	Delaware (2007)
Godrej Tyson Foods Limited	India (2008)
Nacrail, LLC	Delaware (2001)
Professor Connor's, Inc.	Delaware (2004)
Shandong Sand's Food and Development Co. Ltd.	China (Inactive) (1995)
Shandong Tyson-Da Long Food Company Limited	China (2001)

Mexico Poultry Operations
Tyson Operaciones, S. de R.L. de C.V.	Mexico (1974)
Tyson Alimentos, S. de R.L de C.V.	Mexico (1992)
Tyson de Mexico, S. de R.L. de C.V.	Mexico (2011)

Cobb-Vantress, Inc.
Cobb-Vantress, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1986)
Cobb Asia (Thailand) Limited	Thailand (2011)
Cobb Caribe, S.A.	Dominican Republic (2001)
Cobb Espanola SA	Spain (1969)
Cobb-Vantress GmbH	Germany (2001)
Gen Ave S.A.	Argentina (1982)
Matsusaka Farm Co., Ltd.	Japan (1967)
Progenitores Avicolas, C.A.	Venezuela (1967)
Venco Research and Breeding Farm Limited	India (1980)
Reproductores Cobb S.A.	Argentina (1999)
OOO Broiler Budeshego (Broiler of the Future, LLC)	Russia (2004)

Cobb-Vantress Philippines, Inc. (99.99% owned by Cobb-Vantress, Inc.; .01% owned by 7 individuals)	Philippines (2003)
C.V. Holdings, Inc.	Philippines (2003)